Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Westpac Banking Corporation of our report dated 2 November 2015 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in Westpac Banking Corporation’s Annual Report on Form 20-F for the year ended 30 September 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia
10 November 2015